Exhibit 99.1

TIPTREE REPORTS THIRD QUARTER AND NINE-MONTH 2021 RESULTS
•Revenues for the quarter of $286.6 million, an increase of 27.9% from 2020. Year-to-date revenues of $881.0 million, an increase of 59.3%, driven by growth in insurance, mortgage and shipping operations and investment gains in 2021 compared to losses in 2020. Excluding the impact from investment gains and losses, year-to-date revenues increased 33.7% versus prior year.

•Net income for the quarter was $2.0 million, a decrease from $12.8 million in 2020 driven by mark to market unrealized losses in our equity position in Invesque. Year-to-date net income of $38.6 million, up significantly from a net loss in the prior year, represented an annualized ROAE of 14.8%.

•Adjusted net income of $20.7 million for the quarter, an increase of 16.4% from prior year. Year-to-date adjusted net income of $47.0 million, an increase of 33.4%, driven by improvement in insurance, mortgage and shipping operations. Year-to-date annualized Adjusted ROAE of 16.2%, compared to 12.2% in the prior year period.

•On October 12, 2021, Tiptree announced a $200 million investment in Fortegra from Warburg Pincus, which upon closing will result in an approximate 24% ownership of the business on an as converted basis.

•On November 2, 2021, the Board appointed Randy Maultsby as the seventh member of the Tiptree Board of Directors.

•Declared a dividend of $0.04 per share to stockholders of record on November 22, 2021 with a payment date of November 29, 2021.

New York, New York - November 3, 2021 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and nine months ended September 30, 2021.

“Our performance in the third quarter reflects the strength and diversification of our underlying operating businesses,” said Tiptree Executive Chairman, Michael Barnes. "Fortegra's revenues have grown 50% this year and with our recently announced strategic partnership, we believe Fortegra will continue to produce best-in-class growth and returns over the long-term."

Barnes added, “Our mortgage and shipping businesses also reported excellent results in the quarter, benefiting from favorable market conditions. Looking ahead, our businesses are well-positioned to drive continued growth in value for shareholders.”

($ in thousands, except per share information)	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP:	2021	2020	2021	2020
Total revenues	$286,605	$224,041	$880,980	$552,906
Net income (loss) attributable to common stockholders	$2,008	$12,763	$38,558	$(43,428)
Diluted earnings per share	$0.06	$0.35	$1.11	$(1.27)
Cash dividends paid per common share	$0.04	$0.04	$0.12	$0.12
Return on average equity	3.3%	16.6%	14.8%	(14.3)%

Non-GAAP: (1)
Adjusted net income	$20,730	$17,807	$47,010	$35,240
Adjusted return on average equity	20.5%	20.1%	16.2%	12.2%
Book value per share	$11.37	$10.36	$11.37	$10.36
____________________________
(1) For information relating to Adjusted net income, Adjusted return on average equity and book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Thursday, November 4, 2021 at 9:00 a.m. Eastern Time to discuss its third quarter 2021 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, November 4, 2021 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, November 11, 2021. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13722943.

Segment Financial Highlights - Third Quarter and Year-to-date 2021

Insurance (The Fortegra Group):
•Gross written premiums and premium equivalents (GWPPE) of $613.1 million in the third quarter, an increase of 31.9% from the prior year period. Year-to-date GWPPE of $1,689.6 million, up 43.7%, driven by growth in all business lines.

•Total revenues of $246.7 million, up 41.8% compared to third quarter 2020. Year-to-date revenues of $721.5 million, up 49.6%, driven by growth in domestic admitted and surplus insurance lines, as well as fee-based warranty programs. Excluding the impact of investment gains and losses, revenues increased by 40.6% over the prior year-to-date period.

•The combined ratio for the quarter was 89.6%, compared to 90.6% in third quarter 2020. The year-to-date 2021 combined ratio was 91.0%, compared to 92.1% in the prior year period. Operating and technology efficiencies contributed to an improved expense ratio, while the underwriting ratio remained stable.

•Income before taxes for the quarter of $13.3 million, flat to prior year driven by growth in underwriting and fee income, offset by unrealized investment losses in the period. Year-to-date 2021 income before taxes of $49.6 million compared to $0.4 million in the prior year. Annualized ROAE was 17.3% for year-to-date 2021, as compared to 1.5% in 2020.

•Adjusted net income for the quarter was $19.5 million, up 61.3% from the prior year period. Adjusted net income year-to-date was $46.4 million, up 55.5%, driven by revenue growth and an improved combined ratio. The annualized adjusted ROAE was 20.9% for year-to-date 2021, as compared to 14.2% in 2020.

•The combination of unearned premiums and deferred revenues on the balance sheet of $1,564.4 million grew by $413.1 million, or 35.9%, from September 30, 2020 to September 30, 2021 as a function of Fortegra’s growth in GWPPE.

Tiptree Capital:
•Mortgage income before taxes was $25.1 million in 2021, as compared to $20.8 million in 2020, driven by higher servicing fees and positive fair value adjustments on the mortgage servicing portfolio. Return on average equity was 44.4% in the 2021 period.

•Maritime transportation income before taxes was $7.7 million in 2021, as compared to $1.0 million in 2020, with the increase driven by a rise in dry-bulk charter rates.

Results by Segment

We classify our business into two reportable segments, Insurance and Mortgage, with the remainder of our operations aggregated into Tiptree Capital - Other. Corporate activities include holding company interest expense, corporate employee compensation and benefits, and other expenses, including, but not limited to, public company expenses. The following table present summary financial data for the three and nine months ended September 30, 2021 and 2020.

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Insurance	$246,706	$174,005	$721,524	$482,299
Mortgage	27,425	35,879	87,191	80,911
Tiptree Capital - other	12,474	14,157	72,265	(10,304)
Corporate	—	—	—	—
Total revenues	$286,605	$224,041	$880,980	$552,906

Income (loss) before taxes:
Insurance	$13,337	$13,447	$49,569	$418
Mortgage	6,267	14,453	25,119	20,768
Tiptree Capital - other	(4,700)	(4,978)	12,914	(59,407)
Corporate	(11,320)	(9,025)	(33,151)	(25,199)
Total income (loss) before taxes	$3,584	$13,897	$54,451	$(63,420)

Non-GAAP - Adjusted net income:
Insurance	$19,533	$12,111	$46,400	$29,835
Mortgage	3,961	11,865	15,485	19,488
Tiptree Capital - other	5,522	495	8,153	3,565
Corporate	(8,286)	(6,664)	(23,028)	(17,648)
Total adjusted net income (1)	$20,730	$17,807	$47,010	$35,240
(1)    See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

The table below provides a break down between net realized and unrealized gains and losses from Invesque and other securities which impacted our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods. Our fixed income securities are primarily marked to market through AOCI in stockholders’ equity and do not impact net realized and unrealized gains and losses until they are sold.

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net realized and unrealized gains (losses)(1)	$(4,267)	$2,310	$9,345	$(16,270)
Net realized and unrealized gains (losses) - Invesque	$(12,566)	$(9,170)	$4,246	$(79,774)
(1)    Excludes Invesque and Mortgage realized and unrealized gains and losses.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that allocates capital across a broad spectrum of businesses, assets and other investments. Our largest operating business, Fortegra, is a specialty insurance underwriter and service provider, which focuses on niche business lines and fee-oriented services. We also allocate capital to a diverse group of businesses and investments that we refer to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	September 30, 2021	December 31, 2020
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$541,121	$377,133
Loans, at fair value	89,326	90,732
Equity securities	139,418	123,838
Other investments	168,829	219,701
Total investments	938,694	811,404
Cash and cash equivalents	150,496	136,920
Restricted cash	21,588	58,355
Notes and accounts receivable, net	443,150	370,452
Reinsurance receivables	827,199	728,009
Deferred acquisition costs	352,940	229,430
Goodwill	179,103	179,236
Intangible assets, net	126,649	138,215
Other assets	152,938	162,034
Assets held for sale	185,595	181,705
Total assets	$3,378,352	$2,995,760

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$374,842	$366,246
Unearned premiums	1,053,120	860,690
Policy liabilities and unpaid claims	313,614	233,438
Deferred revenue	511,273	399,211
Reinsurance payable	239,499	224,660
Other liabilities and accrued expenses	305,519	362,865
Liabilities held for sale	178,343	175,112
Total liabilities	$2,976,210	$2,622,222

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 33,888,810 and 32,682,462 shares issued and outstanding, respectively	34	33
Additional paid-in capital	314,060	315,014
Accumulated other comprehensive income (loss), net of tax	1,157	5,674
Retained earnings	69,961	35,423
Total Tiptree Inc. stockholders’ equity	385,212	356,144
Non-controlling interests	16,930	17,394
Total stockholders’ equity	402,142	373,538
Total liabilities and stockholders’ equity	$3,378,352	$2,995,760

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Earned premiums, net	$175,026	$116,418	$498,903	$344,994
Service and administrative fees	69,664	47,701	191,414	134,290
Ceding commissions	2,722	5,157	8,827	16,217
Net investment income	3,330	3,023	9,331	8,803
Net realized and unrealized gains (losses)	14,805	38,959	120,268	6,628
Other revenue	21,058	12,783	52,237	41,974
Total revenues	286,605	224,041	880,980	552,906
Expenses:
Policy and contract benefits	80,831	57,738	237,198	167,761
Commission expense	104,392	68,868	292,580	207,172
Employee compensation and benefits	48,643	45,715	147,260	124,894
Interest expense	8,657	8,321	26,890	23,518
Depreciation and amortization	6,119	4,010	18,261	12,244
Other expenses	34,379	25,492	104,340	80,737
Total expenses	283,021	210,144	826,529	616,326
Income (loss) before taxes	3,584	13,897	54,451	(63,420)
Less: provision (benefit) for income taxes	237	(844)	11,416	(22,030)
Net income (loss)	3,347	14,741	43,035	(41,390)
Less: net income (loss) attributable to non-controlling interests	1,339	1,978	4,477	2,038
Net income (loss) attributable to common stockholders	$2,008	$12,763	$38,558	$(43,428)

Net income (loss) per common share:
Basic earnings per share	$0.06	$0.37	$1.15	$(1.27)
Diluted earnings per share	$0.06	$0.35	$1.11	$(1.27)

Weighted average number of common shares:
Basic	33,558,106	33,684,301	32,963,451	34,076,837
Diluted	34,132,182	33,684,301	35,025,211	34,076,837

Dividends declared per common share	$0.04	$0.04	$0.12	$0.12

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended September 30, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$13,337	$6,267	$(4,700)	$(11,320)	$3,584
Less: Income tax (benefit) expense	(3,394)	14	1,591	1,552	(237)
Less: Net realized and unrealized gains (losses)	7,428	(1,055)	10,396	—	16,769
Plus: Intangibles amortization (1)	3,830	—	—	—	3,830
Plus: Stock-based compensation expense	475	—	197	832	1,504
Plus: Non-recurring expenses	(28)	—	448	—	420
Plus: Non-cash fair value adjustments	—	—	(815)	—	(815)
Less: Tax on adjustments	(2,115)	(1,265)	(1,595)	650	(4,325)
Adjusted net income	$19,533	$3,961	$5,522	$(8,286)	$20,730

Adjusted net income	$19,533	$3,961	$5,522	$(8,286)	$20,730
Average stockholders’ equity	$291,281	$68,925	$118,729	$(75,340)	$403,595
Adjusted return on average equity	26.8%	23.0%	18.6%	NM%	20.5%

	Three Months Ended September 30, 2020
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$13,447	$14,453	$(4,978)	$(9,025)	$13,897
Less: Income tax (benefit) expense	(2,167)	(2,830)	3,011	2,830	844
Less: Net realized and unrealized gains (losses)	(659)	(66)	7,586	—	6,861
Plus: Intangibles amortization (1)	2,256	—	—	—	2,256
Plus: Stock-based compensation expense	535	1,224	(3)	678	2,434
Plus: Non-recurring expenses	(53)	—	340	(93)	194
Plus: Non-cash fair value adjustments	—	—	(2,441)	—	(2,441)
Less: Tax on adjustments	(1,248)	(916)	(3,020)	(1,054)	(6,238)
Adjusted net income	$12,111	$11,865	$495	$(6,664)	$17,807

Adjusted net income	$12,111	$11,865	$495	$(6,664)	$17,807
Average stockholders’ equity	$283,989	$45,991	$94,580	$(70,116)	$354,441
Adjusted return on average equity	17.1%	103.2%	2.1%	NM%	20.1%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

	Nine Months Ended September 30, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$49,569	$25,119	$12,914	$(33,151)	$54,451
Less: Income tax (benefit) expense	(11,157)	(4,448)	(1,350)	5,539	(11,416)
Less: Net realized and unrealized gains (losses)	(5,004)	(5,075)	(3,512)	—	(13,591)
Plus: Intangibles amortization (1)	11,499	—	—	—	11,499
Plus: Stock-based compensation expense	1,347	331	209	1,831	3,718
Plus: Non-recurring expenses	2,076	—	729	2,171	4,976
Plus: Non-cash fair value adjustments	—	—	(2,167)	—	(2,167)
Less: Tax on adjustments	(1,930)	(442)	1,330	582	(460)
Adjusted net income	$46,400	$15,485	$8,153	$(23,028)	$47,010

Adjusted net income	$46,400	$15,485	$8,153	$(23,028)	$47,010
Average stockholders’ equity	$296,125	$62,093	$110,818	$(81,196)	$387,840
Adjusted return on average equity	20.9%	33.3%	9.8%	NM%	16.2%

	Nine Months Ended September 30, 2020
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$418	$20,768	$(59,407)	$(25,199)	$(63,420)
Less: Income tax (benefit) expense	2,711	(4,061)	14,742	8,638	22,030
Less: Net realized and unrealized gains (losses)	27,310	2,753	65,982	—	96,045
Plus: Intangibles amortization (1)	6,958	—	—	—	6,958
Plus: Stock-based compensation expense	1,378	2,120	155	2,504	6,157
Plus: Non-recurring expenses	2,185	—	340	353	2,878
Plus: Non-cash fair value adjustments	—	—	(2,961)	—	(2,961)
Less: Tax on adjustments	(11,125)	(2,092)	(15,286)	(3,944)	(32,447)
Adjusted net income	$29,835	$19,488	$3,565	$(17,648)	$35,240

Adjusted net income	$29,835	$19,488	$3,565	$(17,648)	$35,240
Average stockholders’ equity	279,897	43,001	122,554	(58,899)	386,553
Adjusted return on average equity	14.2%	60.4%	3.9%	NM%	12.2%
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The footnotes below correspond to the tables above, under “—Adjusted Net Income - Non-GAAP and “—Adjusted Return on Average Equity - Non-GAAP”.

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of September 30,
	2021	2020
Total stockholders’ equity	$402,142	$361,691
Less: Non-controlling interests	16,930	13,953
Total stockholders’ equity, net of non-controlling interests	$385,212	$347,738

Total common shares outstanding	33,889	33,563

Book value per share	$11.37	$10.36